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                                                                  Rule 424(b)(2)
                                                      Registration No. 333-45211

PRICING SUPPLEMENT NO. 14     DATED 11-12-98

(To Prospectus Dated February 17, 1998 as supplemented by Prospectus Supplement Dated March 30, 1998)



                                  U.S. BANCORP

                      Medium-Term Notes, Series J (Senior)
                   Medium-Term Notes, Series K (Subordinated)

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CUSIP: 91159H EW6                  Issue Price (Dollar Amount and Percentage of Principal Amount):
                                   $15,000,000.00/99.88384%

Series:                            Proceeds to the Company: $14,982,576.00

[X] Series J (Senior)              Interest Rate/Initial Interest Rate: T.B.D 11-13-98
[_] Series K (Subordinated)
                                   Interest Payment Dates: The 3rd Wednesday monthly beginning 12-16-98
Form of Note:
                                   Regular Record Dates: 15 calendar days prior
[X] Book-Entry
[_] Certificated                   Interest Determination Dates: 2 Business days prior

Principal Amount: $15,000,000.00   Interest Reset Dates: The 3rd Wednesday monthly beginning 12-16-98

Trade Date: 11-12-98               Index Source: Telerate 3750

Original Issue Date: 11-17-98      Index Maturity: USD 1 month

Maturity Date: 05-16-01            Spread: +.35%

Interest Rate Basis (and,          Spread Multiplier:
if applicable, related
Interest Periods):                 Maximum Interest Rate:

[_] Fixed Rate Notes               Minimum Interest Rate:
[_] Commercial Paper Rate Note
[_] Federal Funds Rate Note        Day Count: Actual/360
[X] LIBOR Note
[_] Prime Rate Note                For Original Issue Discount Notes:
[_] Eleventh District Cost
     of Funds Rate Note                    Original Issue Discount:      %
[_] CD Rate Note
[_] Treasury Rate Note                     Yield to Maturity:            %
[_] J.J. Kenny Rate Note
[_] CMT Rate Note
[_] Other Base Rate
    (as described below)
[_] Zero Coupon Note

Redemption Terms:
                                        Original Issue Discount Notes:

Other Terms:
ALL-IN=LIBOR: +.40%                          [_] Subject to special provisions set forth therein
                                                 with respect to the principal amount thereof
Agent: Piper Jaffray                             payable upon any redemption or acceleration of
DTC #311                                         the maturity thereof.
Commission: $17,424.00                       [_] For Federal income tax purposes only.


                                        /s/ BRETT BOUSHELE
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